                                                                    EXHIBIT 99.1

                                                      1105 North Market Street
                                                             Suite 1230
[DELPHI FINANCIAL GROUP, INC. LOGO]                  Wilmington, Delaware  19801
                                                          www.delphifin.com


PRESS RELEASE


Contact:   Bernard J. Kilkelly                             FOR IMMEDIATE RELEASE
           Vice President, Investor Relations              2/12/03
Phone:     212-303-4349
E-mail:    bernie-kilkelly@dlfi.com


      DELPHI FINANCIAL ANNOUNCES FOURTH QUARTER 2002 OPERATING EPS OF $.96

Wilmington, Delaware - February 12, 2003 -- Delphi Financial Group, Inc. (NYSE:
DFG) today announced operating earnings (1) for fourth quarter 2002 of $20.4 million, or $0.96 per share, compared with an operating loss (1) of $7.0 million, or $0.34 per share, for the fourth quarter of 2001. Operating earnings
(1) for full year 2002 were $79.4 million, or $3.73 per share, compared with operating earnings (1) of $44.7 million, or $2.18 per share, for full year 2001. Results for 2001, and particularly fourth quarter 2001, were depressed by reserve strengthening primarily related to an unusually high number of large losses during 2001 in the Company's excess workers' compensation business, including losses related to the World Trade Center attacks.

Highlights of Delphi's strong performance in 2002 included:

- Book value per share at the end of 2002 increased to $32.75, a gain of 15% from $28.50 at the end of 2001;

- Core group employee benefit premiums increased 24%, led by excess workers' compensation premium growth of 42%;

- New core premium production increased 26%, led by excess workers' compensation growth of 70%;

- Safety National capitalized on dramatic market strengthening in its excess workers' compensation market by achieving price increases above 25% and significant improvements in contract terms;

- New core production at Reliance Standard Life (RSL) grew 21%, driven by ongoing strength in its small case niche, expansion of its sales force and the opening of three new sales offices;

- Premiums and fees from Delphi's unique Integrated Employee Benefits program focused on the large case market rose 22% to $73 million.

-     Group employee benefit combined ratio was 94.6%.

Robert Rosenkranz, Chairman and Chief Executive Officer, commented, "We are very pleased with our results for 2002 because they demonstrate the kind of consistent, sustainable earnings growth that we believe Delphi can deliver in 2003 and beyond. These results also demonstrate the success of the deleveraging strategy we completed in 2001, which has reduced our debt to capital ratio from 30% to the current 14% and eliminated a great deal of volatility from our results. Delphi today has a more investor friendly profile, with strong, growing insurance businesses that are well positioned to meet our long-term corporate goal of 10 to 12% annual earnings per share growth. We expect Delphi to equal or exceed the top end of this range in 2003."

DELPHI REPORTS FOURTH QUARTER 2002 OPERATING EPS OF $.96                  PAGE 2


Mr. Rosenkranz added, "Our very positive outlook for earnings growth in 2003 is based on a continuation of the hard market in excess workers' compensation at Safety National and continued premium and sales growth at RSL. In our January renewal season at Safety National, we achieved excess workers' compensation price increases above 15% and strong new production. We continued, in addition, to improve contract terms. Our loss experience at Safety National in 2002 returned to historical levels, which gives us increased confidence that the unusually high number of large claims in 2001 was an aberration. We remain very comfortable with our reserve position at Safety National for prior accident years. At RSL, we plan to expand our sales force by 10% in 2003 to take advantage of continued growth in our niche focused on companies with 50 to 500 employees. We also expect continued strong growth in revenues from our unique Integrated Employee Benefits program focused on larger companies."

Net investment income in fourth quarter 2002 was $41.2 million compared with $40.6 million in fourth quarter 2001, reflecting higher investment balances offset by a lower portfolio yield. The Company had net pre-tax realized investment losses of $18.0 million in fourth quarter 2002 and $28.5 million in full year 2002. At the end of 2002, Delphi had approximately $30 million in after-tax unrealized investment gains, compared with after-tax unrealized investment losses of approximately $10 million at the end 2001.

On February 13, 2003 at 11:00 AM (Eastern time), Delphi will broadcast the Company's fourth quarter 2002 earnings teleconference live on the Internet, hosted by Robert Rosenkranz, Chairman and Chief Executive Officer. Investors can access the broadcast at www.delphifin.com by clicking on the "live webcast" icon on the home page. It is advisable to register at least 15 minutes prior to the call to download and install any necessary audio software. The online replay will be available on Delphi's website for one week beginning at approximately 1:00 PM (Eastern time) on February 13, 2003.

In connection with, and because it desires to take advantage of, the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, Delphi cautions readers regarding certain forward-looking statements in the foregoing discussion and in any other statement made by, or on behalf of, Delphi, whether in future filings with the Securities and Exchange Commission or otherwise. Forward-looking statements are statements not based on historical information and which relate to future operations, strategies, financial results, prospects, outlooks or other developments. Some forward-looking statements may be identified by the use of terms such as "expect," "believe," "plan," "outlook," "goal" or other similar expressions. Forward-looking statements are necessarily based upon estimates and assumptions that are inherently subject to significant business, economic, competitive and other uncertainties and contingencies, many of which are beyond Delphi's control and many of which, with respect to future business decisions, are subject to change. Examples of such uncertainties and contingencies include, among other important factors, those affecting the insurance industry generally, such as the economic and interest rate environment, federal and state legislative and regulatory developments, including but not limited to changes in financial services and tax laws and regulations, market pricing and competitive trends relating to insurance products and services, acts of terrorism, and the availability and cost of reinsurance, and those relating specifically to Delphi's business, such as the level of its insurance premiums and fee income, the claims experience and other factors affecting the profitability of its insurance products, the performance of its investment portfolio and changes in Delphi's investment strategy, acquisitions of companies or blocks of business, and ratings by major rating organizations of its insurance subsidiaries. These uncertainties and contingencies can affect actual results and could cause actual results to differ materially from those expressed in any forward-looking statements made by, or on behalf of, Delphi. Delphi disclaims any obligation to update forward-looking information.

Delphi Financial Group, Inc. is an integrated employee benefit services company. Delphi is a leader in managing all aspects of employee absence to enhance the productivity of its clients and provides the related insurance coverages: long-term and short-term disability, excess and primary workers' compensation, group life, and travel accident. Delphi's asset accumulation business emphasizes individual annuity products. Delphi's common stock is listed on the New York Stock Exchange under the symbol DFG and its corporate website address is www.delphifin.com.

(1) Operating earnings and losses are comprised of income from operations adjusted to exclude after-tax realized investment gains or losses. All per share amounts are on a diluted basis.

                          DELPHI FINANCIAL GROUP, INC.
                    CONSOLIDATED STATEMENTS OF INCOME (LOSS)
                (UNAUDITED; IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                                   Three Months Ended              Twelve Months Ended
                                                                   ------------------              -------------------
                                                                 12/31/02       12/31/01         12/31/02       12/31/01
                                                                 --------       --------         --------       --------
Revenue:
  Premium and fee income .................................      $ 161,902       $ 134,318       $ 627,857       $ 507,204
  Net investment income ..................................         41,240          40,613         162,036         157,509
  Net realized investment losses .........................        (17,957)        (64,039)        (28,469)        (70,289)
                                                                ---------       ---------       ---------       ---------
                                                                  185,185         110,892         761,424         594,424
                                                                ---------       ---------       ---------       ---------
Benefits and expenses:
  Benefits, claims and interest credited to policyholders         119,398         140,155         471,984         416,996
  Commissions and expenses ...............................         50,940          43,015         190,444         166,065
                                                                ---------       ---------       ---------       ---------
                                                                  170,338         183,170         662,428         583,061
                                                                ---------       ---------       ---------       ---------

         Operating income (loss) .........................         14,847         (72,278)         98,996          11,363

Interest expense:
  Corporate debt .........................................          2,152           2,591           9,025          11,604
  Dividends on Capital Securities of Delphi Funding L.L.C.            839           1,071           3,356           5,808
Income tax expense (benefit) .............................          3,083         (27,327)         25,747          (5,108)
                                                                ---------       ---------       ---------       ---------
         Income (loss) before extraordinary (loss) gain ..          8,773         (48,613)         60,868            (941)

Extraordinary (loss) gain, net of taxes ..................             --              --            (216)          7,446
                                                                ---------       ---------       ---------       ---------
         Net income (loss) ...............................      $   8,773       $ (48,613)      $  60,652       $   6,505
                                                                =========       =========       =========       =========

Basic results per share of common stock:
  Income (loss) before net realized investment losses and
    extraordinary (loss) gain ............................      $    0.98       $   (0.34)      $    3.82       $    2.18
  Net realized investment losses, net of taxes ...........          (0.56)          (2.02)          (0.89)          (2.22)
                                                                ---------       ---------       ---------       ---------
    Income (loss) before extraordinary (loss) gain .......           0.42           (2.36)           2.93           (0.04)
  Extraordinary (loss) gain, net of taxes ................             --              --           (0.01)           0.36
                                                                ---------       ---------       ---------       ---------
         Net income (loss) ...............................      $    0.42       $   (2.36)      $    2.92       $    0.32
                                                                =========       =========       =========       =========

  Weighted average shares outstanding ....................         20,854          20,634          20,759          20,565

Diluted results per share of common stock:
  Income (loss) before net realized investment losses and
    extraordinary (loss) gain ............................      $    0.96       $   (0.34)      $    3.73       $    2.18
  Net realized investment losses, net of taxes ...........          (0.55)          (2.02)          (0.87)          (2.22)
                                                                ---------       ---------       ---------       ---------
    Income (loss) before extraordinary (loss) gain .......           0.41           (2.36)           2.86           (0.04)
Extraordinary (loss) gain, net of taxes ..................             --              --           (0.01)           0.36
                                                                ---------       ---------       ---------       ---------
         Net income (loss) ...............................      $    0.41       $   (2.36)      $    2.85            0.32
                                                                =========       =========       =========       =========
Weighted average shares outstanding ......................         21,277          20,634          21,258          20,565

Dividend paid per share of common stock ..................      $    0.08       $    0.07       $    0.29       $    0.28

Note: Fourth quarter and full year 2001 results include a charge, net of taxes and reinsurance coverage, of $26.3 million or $1.28 per share, and $28.8 million or $1.40 per share, respectively, for reserve strengthening primarily related to an unusually high number of large losses in the Company's excess workers' compensation business, including losses related to the World Trade Center attacks.

                          DELPHI FINANCIAL GROUP, INC.
                     SUMMARIZED CONSOLIDATED BALANCE SHEETS
                (UNAUDITED; IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                      12/31/02        12/31/01
                                                                      --------        --------
Assets:
      Investments:
         Fixed maturity securities, available for sale ........      $2,495,629      $2,223,789
         Short-term investments ...............................         204,890          92,862
         Other investments ....................................         115,532         110,563
                                                                     ----------      ----------
                                                                      2,816,051       2,427,214

      Cash ....................................................          27,669          11,682
      Cost of business acquired ...............................         168,110         168,894
      Reinsurance receivables .................................         392,659         388,910
      Goodwill ................................................          93,929          93,929
      Other assets ............................................         163,371         171,834
      Assets held in separate account .........................          73,153          73,683
                                                                     ----------      ----------

         Total assets .........................................      $3,734,942      $3,336,146
                                                                     ==========      ==========

Liabilities and Shareholders' Equity:
      Policy liabilities and accruals .........................      $1,371,214      $1,279,652
      Policyholder account balances ...........................         909,961         817,543
      Corporate debt ..........................................         118,139         125,675
      Other liabilities and policyholder funds ................         554,890         431,871
      Liabilities related to separate account .................          63,033          63,361
                                                                     ----------      ----------

         Total liabilities ....................................       3,017,237       2,718,102

      Capital Securities of Delphi Funding L.L.C. .............          36,050          36,050

      Shareholders' equity ....................................         681,655         581,994
                                                                     ----------      ----------

         Total liabilities and shareholders' equity ...........      $3,734,942      $3,336,146
                                                                     ==========      ==========

Diluted book value per share of common stock ..................      $    32.75      $    28.50

Diluted book value per share of common stock before accumulated
  other comprehensive income (loss) ...........................      $    31.47      $    28.97